Exhibit 10.3

[ATWOOD OCEANICS, INC. LETTERHEAD]

            , 2012

[Name]

[Address]

[Address]

Re:	SALARY CONTINUATION AGREEMENT

Dear             :

As a full-time key employee of Atwood Oceanics, Inc. (the “Company”), the Board of Directors of the Company has designated you as an “Executive” eligible for deferred compensation in accordance with the terms and conditions of the Atwood Oceanics, Inc. Salary Continuation Plan (the “Plan”). The Plan provides for payments of deferred compensation in the event of your death while actively employed, all in accordance with the terms and conditions of the Plan and this Salary Continuation Agreement, which is being entered into to memorialize your eligibility for a benefit under the Plan. This Salary Continuation Agreement supersedes any previous salary continuation agreement between you and the Company and supersedes any other oral or written agreement or understanding regarding your participation in the Plan.

The following is a summary of certain terms applicable to you under the Plan, and you are the “Executive” for purposes of the summary. Please sign a copy of the Salary Continuation Agreement to acknowledge receipt, and please execute the attached Beneficiary Designation Form. Then return a signed copy of both to the Company.

1. Salary Continuation Upon Death. The Company hereby agrees to pay Executive deferred compensation in the following amount:

a. Two and one-half (2 1/2) times the Executive’s annual salary at the time of death, excluding bonuses and other additional compensation, upon the death of the Executive prior to age 70 during active employment with the Company, if the death is due to other than accidental causes; or

b. Five (5) times the Executive’s annual salary at the time of death, excluding bonuses and other additional compensation, upon the death of the Executive prior to age 70 during active employment with the Company, if the death is due to accidental causes.

2. Payment of Deferred Compensation. The deferred compensation shall be paid in thirty (30) equal monthly installments in the event of death due to other than accidental causes, or in sixty (60) equal monthly installments in the event of death due to accidental causes, beginning on the last day of the month following the month during which the death of Executive occurs. The deferred compensation paid by the Company hereunder shall be subject to federal withholding, FICA, Medicare and, other applicable taxes.

[Addressee]	[Date]

3. Designation of Beneficiary. The deferred compensation payable hereunder shall be paid by the Company to the beneficiary designated by the Executive. The beneficiary designation or any request for change of the beneficiary must be filed in writing with the Company on the form attached hereto as Exhibit A or on any such other form as may be deemed acceptable to the Company. Any request for a change of beneficiary will take effect as the date a new beneficiary designation signed by the Executive is filed with the Company. The consent of the beneficiary will not be required to change any beneficiary designation.

4. Automatic Termination. This eligibility for benefits granted hereunder shall terminate automatically without any further action on the part of the Company or the Executive in the event that, for any reason whatsoever (other than as described in Section 6 hereof) prior to the death of the Executive, the Executive ceases to be engaged in active employment with the Company. For purposes hereof, “active employment” means the Executive must be working for the Company or subsidiary of the Company at the time of death on a permanent full-time basis and paid regular earnings.

5. Change in Control. In the event of a termination of the Executive’s Employment with the Company during the two and one-half year period immediately following a Change in Control (as defined in the Plan), then this Salary Continuation Agreement shall remain in effect, and the Company and/or its successor shall be obligated to consider the Executive as having remained in active employment with the Company, and the Executive shall be deemed to remain in active employment with the Company for purposes of determining eligibility for benefits under the Plan, until the earlier of (i) the death of the Executive (at which time the right of the estate or the designated beneficiaries of the Executive under the Plan this Salary Continuation Agreement shall have been established), or (ii) the expiration of the two and one-half period following the Change in Control.

6. Insurance Proceeds. The Executive acknowledges and agrees that the Company may, but shall not be obligated to, fund the deferred compensation payable hereunder with the proceeds of insurance maintained by the Company on the life of the Executive. Executive agrees to (a) furnish any and all information reasonably requested by the Company or the insurer to facilitate the issuance of a life insurance policy or policies, including any adjustment to any such policy or policies, and (b) take such physical examinations as are required by any prospective insurer. Notwithstanding the foregoing, the benefits under the Plan are not contingent upon Executive’s eligibility for life insurance coverage. No property of the Company is or shall be, by reason hereof, held in trust for the Executive, nor shall the Executive or his heirs, successor or assigns have any interest in or any lien or prior claim upon any property of the Company by reason hereof or the Company’s obligations to make payments herein under.

[Addressee]	[Date]

7. Limitations. The terms and provisions hereof are in all respects subject to and limited by the terms and provisions of the Plan, specifically including without limitation, Article IV thereof, which addresses the Company’s ability to change, modify, amend or terminate the Plan.

8. Miscellaneous.

a. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered, telecopied or mailed, first class, registered or certified mail, postage prepaid and addressed as follows:

If to the Company:

(i)	Atwood Oceanics, Inc.

15835 Park Ten Place Drive

Houston, Texas 77084

Attention: General Counsel

Telephone: (281) 749-7800

(ii)	If to the Executive:

[Name]

[Address]

[Address]

Telephone:

or at such other address as shall be given in writing by any party to the other party hereto.

b. Headings. Section and paragraph headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Salary Continuation Agreement.

c. Successors and Assigns. The rights and obligations hereunder shall bind and inure to the benefit of the parties and their respective heirs, successors and assigns.

d. Entire Agreement. This Salary Continuation Agreement and the related Atwood Oceanics, Inc. Salary Continuation Plan constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations warranties between such parties other than those set forth herein, all other agreements and understanding being superseded hereby.

[Addressee]	[Date]

e. Governing Law. The rights and obligations of the parties hereunder shall be construed and enforced in accordance with and governed by the laws of the State of Texas, without regard to any conflict of laws provisions thereof.

f. Severability. Whenever possible, each provision hereof shall be interpreted in such matter as to be effective and valid under applicable law but if any provision hereof shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extend of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

g. Section 409A of the Internal Revenue Code. For purposes of Section 409A of the Internal Revenue Code and related regulations and guidance (“Section 409A”), the Plan and this Salary Continuation Agreement are not “nonqualified deferred compensation plans”, within the meaning of Treasury Regulation Section 1.409A-1(a), and are exempt from Section 409A as a plan that provides solely for a death benefit.

ATWOOD OCEANICS, INC.

By:
[Name]
[Title]

Acknowledge and agreed to this

            day of             , 2012.

[Name]

Exhibit A

BENEFICIARY DESIGNATION FORM

A-1

ATWOOD OCEANICS, INC.

SALARY CONTINUATION PLAN

Beneficiary Designation Form

In the event of Executive’s death, Executive hereby designates the Beneficiary(ies) identified below to receive the benefit (if any) payable under the Salary Continuation Plan. Executive reserves the full right to revoke or modify this designation at any time by a subsequent written designation in the manner described below.

PRIMARY BENEFICIARY.
Name	Relationship	Percent	Social Security Number
1
2
3

If no Primary Beneficiary survives Executive, Executive hereby designates the following to be the Beneficiary or Beneficiaries.

CONTINGENT BENEFICIARY.
Name	Relationship	Percent	Social Security Number
1
2
3

This Beneficiary Designation Form is effective until Executive files another such designation and that Beneficiary Designation Form is acknowledged and accepted by Atwood Oceanics, Inc. (the “Company”). Upon acknowledgment and acceptance by the Company, all previous Beneficiary Designation Forms are hereby revoked.

Executive acknowledges that any change of Beneficiary will not be effective until acknowledged and accepted by the Company’s most senior human resources employee, or his or her designee.

If Executive elects more than one Primary or Contingent Beneficiary and one of the Primary or Contingent Beneficiaries predeceases Executive, that person’s share will be allocated pro rata to Executive’s other surviving Primary or Contingent Beneficiaries, as applicable. Payment may be made to the executor or the administrator of the Executive’s estate if the Executive dies without having designated a beneficiary or if no designated beneficiary survives the Executive. The Beneficiary Designation Form on file with the Company will control, consequently, Executive should be aware that if Executive’s circumstances change through divorce, re-marriage or other event, Executive should consider execution of a new Beneficiary Designation Form.

Executive’s Name (Printed)	Signature of Executive	Date

ACKNOWLEDGMENT

	For the Company	Date

A-2